                                                                    EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
            5% FIXED RATE/FLOATING RATE SUBORDINATED NOTES DUE 2012
                     AND 5.875% SUBORDINATED NOTES DUE 2012
                                       OF
                        NORTH FORK BANCORPORATION, INC.
                   PURSUANT TO THE PROSPECTUS DATED --, 2002

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
               NEW YORK CITY TIME, ON --, 2002, UNLESS EXTENDED.

                 THE EXCHANGE AGENT FOR THE EXCHANGE OFFER IS:
                                U.S. BANK TRUST
                              NATIONAL ASSOCIATION

                                 BY FACSIMILE:
                                 (651) 244-1537
                          ATTENTION: SPECIFIED FINANCE

                             CONFIRM BY TELEPHONE:
                                 (651) 244-1197

   By Registered or
    Certified Mail:           By Overnight Courier:                 By Hand:
   ----------------      --------------------------------  ---------------------------
    U.S. Bank Trust              U.S. Bank Trust                 U.S. Bank Trust
 National Association          National Association           National Association
    Corporate Trust          Corporate Trust Services       Corporate Trust Services
        Services
    P.O. Box 64485       180 East Fifth Street, 4th Floor  100 Wall Street, 16th Floor
St. Paul, MN 55164-9549         St. Paul, MN 55101             New York, NY 10005
   Attn: Specialized        Attn: Specialized Finance        Attn: Bond Drop Window
         Finance

     This notice of guaranteed delivery, or one substantially equivalent to this form, must be used to accept the exchange offer (as defined below) if (1) certificates for North Fork Bancorporation, Inc.'s 5% Fixed Rate/ Floating Rate Subordinated Notes Due 2012 and 5.875% Subordinated Notes due 2012 (the "outstanding notes") are not immediately available, (2) outstanding notes, the letter of transmittal and all other required documents cannot be delivered to the exchange agent prior to the expiration time (as defined in the prospectus referred to below) or (3) the procedures for delivery by book-entry transfer cannot be completed prior to the expiration time. This notice of guaranteed delivery may be transmitted by facsimile or delivered by mail, hand or overnight courier to the exchange agent prior to the expiration time. See ["The Exchange Offer -- Procedures for Tendering"] in the prospectus.

     TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE OR DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF AN "ELIGIBLE INSTITUTION" IS REQUIRED TO GUARANTEE A SIGNATURE ON A LETTER OF TRANSMITTAL PURSUANT TO THE INSTRUCTIONS THEREIN, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to North Fork Bancorporation, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the prospectus dated --, 2002 (as it may be amended or supplemented from time to time, the "prospectus") and the related letter of transmittal (which together constitute the "exchange offer"), receipt of which is hereby acknowledged, the aggregate principal amount of outstanding notes set forth below pursuant to the guaranteed delivery procedures set forth in the prospectus under the caption "The Exchange Offer -- Procedures for Tendering -- Guaranteed Delivery."

Aggregate Principal Amount Tendered
------------------------------------------------------------------------

Certificate Numbers (If available)
----------------------------------------------------------------------------

DTC Account Number
--------------------------------------------------------------------------------

                     (If tendering by book-entry transfer)

Date
--------------------------------------------------------------------------------

Signature
--------------------------------------------------------------------------------

Name of Registered Holder
--------------------------------------------------------------------------------

Telephone Number (Include area code)
----------------------------------------------------------------------

Address (Include zip code)
--------------------------------------------------------------------------------

                             GUARANTEE OF DELIVERY
    (THIS SECTION MUST BE COMPLETED; NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," which is a financial institution that is a participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchanges Medallion Program, hereby guarantees to deliver to the exchange agent, at its number or address set forth above, either the outstanding notes tendered hereby in proper form for transfer or confirmation of the book-entry transfer of such outstanding notes to the exchange agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the prospectus, in either case together with one or more properly completed and duly executed letters of transmittal (or facsimile thereof), or an agent's message (as defined in the prospectus), and any other required documents prior to 5:00 P.M., New York City time, on the third New York Stock Exchange, Inc. trading date after the expiration time.

     The undersigned acknowledges that it must deliver the letters of transmittal, or an agent's message, and the outstanding notes tendered hereby, or a book-entry confirmation, to the exchange agent within the time period set forth above and that failure to do so could result in financial loss to the undersigned.

Name of Firm
--------------------------------------------------------------------------------

Telephone Number (Include area code)
----------------------------------------------------------------------

Address (Include zip code)
--------------------------------------------------------------------------------

Authorized Signature
--------------------------------------------------------------------------------

Title
--------------------------------------------------------------------------------

Date
--------------------------------------------------------------------------------

     DO NOT SEND OUTSTANDING NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF OUTSTANDING NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL, OR AN AGENT'S MESSAGE, AND ANY OTHER REQUIRED DOCUMENTS.
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